Exhibit 5

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Alvotech, a public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, and further agree to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement (this “Agreement”) as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: June 27, 2022

ALVOGEN LUX HOLDINGS SARL

By:	/s/ Tomas Ekman
Name:	Tomas Ekman
Title:	Class A Director

ALVOGEN LUX HOLDINGS SARL

By:	/s/ Jung Ryun Park
Name:	Jung Ryun Park
Title:	Class B Director

ALVOGEN LUX HOLDINGS SARL

By:	/s/ Róbert Wessman
Name:	Róbert Wessman
Title:	Class C Director

CELTIC HOLDINGS S.C.A.

By:	/s/ Carmen André
Name:	Carmen André
Title:	Class A Director

CELTIC HOLDINGS S.C.A.

By:	/s/ Jung Ryun Park
Name:	Jung Ryun Park
Title:	Class B Director

CELTIC HOLDINGS S.C.A.

By:	/s/ Róbert Wessman
Name:	Róbert Wessman
Title:	Class C Director